                                                                    Exhibit 23.2


                CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 1992 Stock Option Plan and Amended and Restated 1992 Employee Stock Purchase Plan of Novellus Systems, Inc. of our report dated January 18, 1999, with respect to the consolidated financial statements and schedule of Novellus Systems, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                                  /s/ ERNST & YOUNG LLP


San Jose, California
June 11, 1999